FOR IMMEDIATE RELEASE

For more information, contact: Kevin Eichner (314) 725 5500 Frank Sanfilippo (314) 725 5500 Melissa Sturges (816) 235 7733

ENTERPRISE FINANCIAL REPORTS 47.4% INCREASE IN EARNINGS

PER SHARE OVER PREVIOUS YEAR

Trust And Financial Advisory Income Grows 43.1%

St. Louis, October 20, 2003 – Enterprise Financial Services Corp. (OTCBB: EFSC), the parent company of Enterprise Bank and Enterprise Trust reported record third quarter net income of $1.8 million or $0.18 per fully diluted share and $5.5 million or $0.56 per fully diluted share for the nine months ended September 30, 2003. The reported earnings per fully diluted share for the three months ended September 30, 2003 represent a 28.6% increase over the same period in 2002. For the nine-month year to date period, the increase is 47.4%.

“The performance of our noninterest income generators and our ability to hold margins in our core banking business in this environment have been significant contributors to our earnings momentum,” said Kevin Eichner, President and CEO of Enterprise Financial.

Portfolio loans grew by 9.6% or $66 million since December 31, 2002 and ended the quarter at $745 million. This growth was funded in part by increases of $42 million or 5.8% in deposits for the same period. Net interest income for the nine months ended September 30, 2003 was $24.4 million, a $1.5 million or 6.6% increase over the same period last year. During the nine months ended September 30, 2003, the net interest rate margin increased to 4.06% from 4.05% for the same period last year.

Total noninterest income grew by $4,422,000 for the nine months ended September 30, 2003 versus the same period in 2002. This increase was generated from a $3,088,000 gain on the sale of three branches in April less a $150,000 write-off of related goodwill, higher gains on the sale of mortgage loans of $705,000 and increased trust and financial advisory income of $745,000. Mortgage gains grew by 67.6% and trust and financial advisory income grew by 43.1%. Assets under management in Enterprise Trust were $1.04 billion at September 30, 2003 versus $866 million at September 30, 2002, a 20% increase. Enterprise Trust remains one of the fastest growing trust companies in the United States.

The provision for loan losses was $2,728,000 for the nine months ended September 30, 2003 compared to $1,760,000 for the same period in 2002. This increase reflects management’s cautionary view of the economic environment as the company continues its strong loan growth. The allowance for loan losses of $10.1 million at September 30, 2003 represents 1.35% of ending portfolio loans. This same ratio was 1.27% at December 31, 2002.

Expense ratios continued to improve as reduced staffing levels, productivity increases, and business process improvements were implemented. The efficiency ratio improved from 72.15% for the nine months ended September 30, 2002 to 65.70% for the same period in 2003.

“Enterprise is building a strong core earnings base at accelerating rates. The addition of outstanding new talent in our banking business such as Steve Marsh (former President at Southwest Bank in St. Louis), the continued rapid advance of our wealth management units, and our margin and expense initiatives are combining as we had planned to significantly improve our performance,” said Eichner.

Enterprise Financial operates commercial banking and wealth management businesses in metropolitan St. Louis and Kansas City, with a primary focus on serving the needs of privately held businesses, their owners and other success-minded individuals.

Please refer to Enterprise Financial’s consolidated balance sheets as of September 30, 2003 and December 31, 2002 and consolidated statements of operations for the three and nine months ended September 30, 2003 and 2002 attached for more details.

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Readers should note that in addition to the historical information contained herein, this press release may contain forward-looking statements which are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. Factors that could cause or contribute to such differences include, but are not limited to, burdens imposed by federal and state regulations of banks, credit risk, exposure to local economic conditions, risks associated with rapid increase or decrease in prevailing interest rates and competition from banks and other financial institutions, as well as those in Enterprise Financial’s 2002 Annual Report on Form 10-K.

ENTERPRISE FINANCIAL SERVICES CORP AND SUBSIDIARIES

Consolidated Balance Sheets (unaudited)

(Dollars in thousands, except per share data)

	September 30, 2003	December 31, 2002
Assets
Cash and due from banks	$30,774	$39,052
Federal funds sold	9,271	33,367
Interest-bearing deposits	562	66
Investments in debt and equity securities:
Available for sale, at estimated fair value	61,442	66,619
Held to maturity, at amortized cost (estimated fair value of $11 at September 30, 2003 and $13 at December 31, 2002)	11	13

Total investments in debt and equity securities	61,453	66,632

Loans held for sale	3,357	6,991
Loans, less unearned loan fees	745,330	679,799
Less allowance for loan losses	10,070	8,600

Loans, net	735,260	671,199

Other real estate owned	—	125
Fixed assets, net	7,278	7,686
Accrued interest receivable	3,236	3,459
Goodwill	1,938	2,088
Assets held for sale	—	36,401
Prepaid expenses and other assets	10,191	9,721

Total assets	$863,320	$876,787

Liabilities and Shareholders’ Equity
Deposits:
Demand	155,567	155,597
Interest-bearing transaction accounts	49,262	59,058
Money market accounts	356,693	341,590
Savings	4,539	3,421
Certificates of deposit:
$100,000 and over	146,931	105,030
Other	44,973	51,618

Total deposits	757,965	716,314
Guaranteed preferred beneficial interests in subordinated debentures	15,000	15,000
Federal Home Loan Bank advances	17,677	29,464
Notes payable and other borrowings	1,887	2,359
Accrued interest payable	1,192	1,264
Liabilities held for sale	—	50,054
Accounts payable and accrued expenses	5,171	3,522

Total liabilities	798,892	817,977

Shareholders’ equity:
Common stock, $.01 par value; authorized 20,000,000 shares; issued and outstanding 9,592,296 shares at September 30, 2003 and 9,497,794 shares at December 31, 2002	96	95
Surplus	39,535	38,401
Retained earnings	23,589	18,674
Accumulated other comprehensive income	1,208	1,640

Total shareholders’ equity	64,428	58,810

Total liabilities and shareholders’ equity	$863,320	$876,787

ENTERPRISE FINANCIAL SERVICES CORP AND SUBSIDIARIES

Consolidated Statements of Operations (unaudited)

(Dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Interest income:	$10,297	$11,014	$30,972	$32,440
Interest and fees on loans
Interest on debt and equity securities:
Taxable	363	330	1,252	1,148
Nontaxable	9	—	13	1
Interest on federal funds sold	26	164	112	291
Interest on interest-bearing deposits	2	5	2	28
Dividends on equity securities	20	16	53	43

Total interest income	10,717	11,529	32,404	33,951

Interest expense:
Interest-bearing transaction accounts	34	70	136	207
Money market accounts	776	1,308	2,588	3,795
Savings	3	22	21	65
Certificates of deposit:
$100,000 and over	763	782	2,172	2,400
Other	326	784	1,267	3,057
Guaranteed preferred beneficial interests in subordinated debentures expense	307	315	924	837
Federal Home Loan Bank borrowings	247	263	849	625
Notes Payable and other borrowings	6	11	35	74

Total interest expense	2,462	3,555	7,992	11,060

Net interest income	8,255	7,974	24,412	22,891
Provision for loan losses	635	640	2,728	1,760

Net interest income after provision for loan losses	7,620	7,334	21,684	21,131

Noninterest income:
Service charges on deposit accounts	455	441	1,347	1,302
Trust and financial advisory income	1,214	559	2,474	1,729
Other service charges and fee income	93	108	280	281
Gain on sale of mortgage loans	635	399	1,750	1,044
Gain on sale of securities	—	—	78	—
Gain on sale of branches	—	—	2,938	—
Recoveries from Merchant Banc investments	—	—	—	89

Total noninterest income	2,397	1,507	8,867	4,445

Noninterest expense:
Compensation	4,197	3,670	11,999	10,483
Payroll taxes and employee benefits	647	619	1,996	1,942
Occupancy	496	489	1,471	1,406
Furniture and equipment	189	246	644	753
Data processing	218	251	730	764
Other	1,508	1,449	5,025	4,375

Total noninterest expense	7,255	6,724	21,865	19,723

Income before income tax expense	2,762	2,117	8,686	5,853
Income tax expense	1,005	783	3,196	2,198

Net income	$1,757	$1,334	$5,490	$3,655

Per share amounts
Basic earnings per share	$0.18	$0.14	$0.57	$0.39

Basic weighted average common shares outstanding	9,580,091	9,444,258	9,554,540	9,381,389

Diluted earnings per share	$0.18	$0.14	$0.56	$0.38

Diluted weighted average common shares outstanding	9,880,404	9,588,205	9,861,025	9,580,300